                                                                   EXHIBIT 10.10

                           NONCOMPETITION AGREEMENT
                           ------------------------

     THIS NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into this 21st day of July, 1998 (the "Execution Date"), by and among ENDEAVOR TECHNOLOGIES, INC., a Georgia corporation ("Endeavor"), QUALITY DIAGNOSTIC SERVICES, INC., a Georgia corporation and a wholly owned subsidiary of Endeavor ("QDS"), TELEMEDICS, INC., a Georgia corporation and wholly owned subsidiary of Endeavor ("Telemedics"), and MATRIA HEALTHCARE, INC., a Delaware corporation ("Matria"). Endeavor, QDS and Telemedics are sometimes referred to collectively as the "Companies" and individually as a "Company."

                                  BACKGROUND:
                                  ----------

     A. Contemporaneously with the execution of this Agreement, Matria is acquiring substantially all of the assets of QDS and Telemedics pursuant to the terms of that certain Asset Purchase Agreement (the "Purchase Agreement"), dated as of July 20, 1998 and effective as of July 1, 1998 among Matria and the Companies. Terms used and not otherwise defined herein shall have the same meanings ascribed to them in the Purchase Agreement.

     B. As a material inducement for Matria to enter into the Purchase Agreement, each Company has agreed to enter into this Agreement.

     NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   DEFINITIONS. For purposes of this Agreement, the following terms shall
          -----------
have the following respective meanings:

          (a)  "Competing Business" shall mean a business that, wholly or
                ------------------
     partly, directly or indirectly, is engaged in providing, selling or marketing cardiac event monitoring or cardiac disease management services or home maternity monitoring or management services (excluding patient education or patient requests for medical information via the Internet) or designing, developing, manufacturing, testing, selling, marketing or distributing products and equipment relating thereto; provided, however,
                                                           --------  -------
     that the Endeavor Business shall not be considered a Competing Business.

          (b)  "Competitive Position" shall mean: (i) a Company's direct or
                --------------------
     indirect equity ownership (excluding ownership of less than 1% of the outstanding common stock of any publicly held corporation) or control of any portion of any Competing Business; or (ii) any Company serving as a consultant, lender, joint venturer, partner, agent, advisor or independent contractor of or to any Competing Business.

          (c)  "Confidential Information" shall mean all valuable, proprietary
                ------------------------
     and confidential business information belonging to QDS or Telemedics that does not constitute a Trade Secret and that is not generally known by or available to the competitors of QDS or Telemedics but is generally known only to such Company and those of its employees, independent contractors, clients or agents to whom such information must be confided for internal business purposes.

          (d)  "Covenant Period" shall mean the period of time commencing on the
                ---------------
     date hereof and continuing for a period of five (5) years hereafter.

          (e)  "Endeavor Business" shall mean the development, marketing, sales
                -----------------
     and provision of Internet based information and communications services, including, without limitation, Endeavor's WebMD service offering, so long as such services do not include cardiac or maternity monitoring services.

          (f)  "Restricted Territory" shall mean the United States of America.
                --------------------

          (g)  "Trade Secrets" shall mean the trade secrets of QDS or Telemedics
                -------------
     as defined under applicable law.

     2.   CONFIDENTIALITY. Each Company hereby acknowledges and agrees that the
          ---------------
Trade Secrets and Confidential Information represent a substantial investment of such Company and that any unauthorized disclosure or use of any of the Trade Secrets or Confidential Information or any other violation of the confidentiality provisions of this Section 2, would be wrongful and could cause immediate and irreparable injury to Matria. Accordingly, each Company hereby agrees that it will not, without the express prior written consent of Matria, distribute, sell, market, publish, disclose, transfer, assign, disseminate or otherwise communicate to any other person or entity, or use, copy or appropriate for or on behalf of itself or any other person or entity: (a) any Confidential Information during the Covenant Period; or (b) any Trade Secret at any time during which such information constitutes a trade secret under applicable law. Each Company agrees that it will adhere to all reasonable confidentiality requirements that Matria may establish from time to time and immediately notify Matria of any unauthorized disclosure or use of any Trade Secret or Confidential Information by it. Each Company also agrees to assist Matria, at Matria's expense and to the extent necessary, in the procurement or any protection of Matria's rights in or to any Trade Secrets or Confidential Information. Notwithstanding anything herein to the contrary, the restrictions set forth in
Section 2 will not be applicable to information which otherwise constitutes Trade Secrets or Confidential Information but is solely to be used in the furtherance of the Endeavor Business.

     3.   NONCOMPETITION. During the Covenant Period, each Company agrees that
          --------------
it will not, without the prior written consent of Matria, either directly or indirectly, alone or in conjunction with any other person or entity, accept, enter into or take any action in furtherance of a Competitive Position in the Restricted Territory. Notwithstanding anything herein to the contrary, the restrictions set forth in Section 3 will not be applicable to any action taken in furtherance of the Endeavor Business.

     4.   NONSOLICITATION OF CUSTOMERS, SUPPLIERS AND DISTRIBUTORS. During the
          --------------------------------------------------------
Covenant Period, each Company agrees that it will not, without the prior written consent of Matria, either directly or indirectly, alone or in conjunction with any other person or entity, solicit, entice or induce any customer, supplier or distributor of Matria or any of its subsidiaries (or any actively sought prospective customer, supplier or distributor of Matria or any of its subsidiaries) for or on behalf of any Competing Business.

     5.   NONSOLICITATION OF PERSONNEL. During the Covenant Period, each Company
          ----------------------------
agrees that it will not, without the prior written consent of Matria, either directly or indirectly, alone or in conjunction with any other person or entity, solicit or attempt to solicit any "key or material" employee, consultant, contractor or other personnel of Matria or any of its subsidiaries to terminate, alter or lessen that party's affiliation with Matria or any of its subsidiaries or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and Matria. Each Company also agrees that, for eighteen (18) months hereafter, it will not, without the prior written consent of Matria, either directly or indirectly, alone or in conjunction with any other person or entity, employ or contract with any "key or material" employee, consultant, contractor or other personnel of Matria or any of its subsidiaries; provided, however that Matria and Endeavor hereby agree that Alva Teets may be employed by Endeavor after a period of six months from the Execution Date. For purposes of this Section 5, "key or material" employees, consultants, contractors or other personnel shall mean those such persons or entities who have direct access to or have had substantial exposure to Confidential Information or Trade Secrets.

     6.   ACKNOWLEDGMENTS. Each Company hereby acknowledges and agrees that the
          ---------------
covenants contained in Sections 2, 3, 4 and 5 hereof (the "Protective Covenants") are made by it (and shall be treated) as "ancillary to the sale of the Business" under the Purchase Agreement. Each Company further acknowledges and agrees that the Protective Covenants are reasonable as to time, scope and territory given Matria's need to protect the Trade Secrets and Confidential Information and given the substantial benefits which the Companies shall receive as a result of the transactions contemplated by the Purchase Agreement. In the event any covenant or agreement in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

     7.   SPECIFIC PERFORMANCE. Each Company hereby acknowledges and agrees that
          --------------------
any breach of a Protective Covenant by it will cause irreparable damage to Matria, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, each Company agrees that, in addition to any other remedy that may be available at law, in equity, or hereunder, Matria shall be entitled to specific performance and injunctive relief, without posting bond or other security to enforce or prevent any violation of any of the Protective Covenants by it.

     8.   MISCELLANEOUS.
          -------------

          (a) This Agreement, together with the Purchase Agreement, contains the entire agreement and understanding concerning the subject matter hereof between the parties hereto. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon either party hereto unless confirmed in writing. This Agreement may not be modified or amended, except by a writing executed by both parties hereto. No waiver by either party hereto of any term or provision of this Agreement or of any default hereunder shall affect such party's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to the principles of the conflicts of laws.

          (c) This Agreement may not be assigned, in whole or in part, by any Company without the prior written consent of Matria or by Matria without the prior written consent of Endeavor, and any attempted assignment not in accordance herewith shall be null and void and of no force or effect; provided, however, that Matria may assign this Agreement to any wholly-owned subsidiary operating the Business and to any person who acquires the Business from Matria or such subsidiary.

          (d) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (e) If any provision of this Agreement shall be held void, voidable, invalid or inoperative, no other provision of this Agreement shall be affected as a result thereof, and, accordingly, the remaining provisions of this Agreement shall remain in full force and effect as though such void, voidable, invalid or inoperative provision had not been contained herein.

          (f) This Agreement shall not be construed more strongly against any party hereto regardless of which party is responsible for its preparation.

          (g) Upon the reasonable request of any party, each party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.

          (h) All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Agreement as of the day and year first above written.

                                   "Endeavor"

                                   ENDEAVOR TECHNOLOGIES, INC.


                                   By:  /s/ W. Michael Heekin
                                        ----------------------------------------
                                   Title:  Chief Operating Officer
                                           -------------------------------------

                                           [CORPORATE SEAL]

                                   "QDS"

                                   QUALITY DIAGNOSTIC SERVICES, INC.


                                   By:  /s/ Blake Whitney
                                        ----------------------------------------
                                   Title:  President
                                           -------------------------------------

                                           [CORPORATE SEAL]

                                   "Telemedics"

                                   TELEMEDICS, INC.


                                   By:  /s/ Jeffrey T. Arnold
                                        ----------------------------------------
                                   Title:  Chief Executive Officer
                                           -------------------------------------

                                           [CORPORATE SEAL]

                                   "Matria"

                                   MATRIA HEALTHCARE, INC.


                                   By:  /s/ Frank D. Powers
                                        ----------------------------------------
                                   Title:  Executive Vice President and Chief
                                           -------------------------------------
                                           Operating Officer
                                           -------------------------------------
                                           [CORPORATE SEAL]